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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-80995 of Cox Communications, Inc. on Form S-8 of our report dated June 6, 2001, appearing in this Annual Report on Form 11-K of Cox Communications, Inc. Savings and Investment Plan for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
June 22, 2001